As filed with the Securities and Exchange Commission on February 10, 2022
File No. 333-249300
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
POST-EFFECTIVE AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________________

CHEVRON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-0890210 (I.R.S. Employer Identification No.)
6001 Bollinger Canyon Road
San Ramon, California 94583-2324
(Address of Principal Executive Offices)

Noble Energy, Inc. 401(k) Plan
(Full Title of the Plan)

Mary A. Francis, Esq.
Corporate Secretary and Chief Governance Officer
Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583-2324
Telephone: (925) 842-1000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Sean C. Feller, Esq.
Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, CA 90067
Telephone: (310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION
This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-249300) filed on October 5, 2020 (the “Registration Statement”), pertaining to Common Stock of the Registrant, including plan interests, to be offered under the Noble Energy, Inc. 401(k) Plan (the “Noble Energy 401(k) Plan”). Following merger of the Noble Energy 401(k) Plan into the Chevron Corporation Employee Savings Investment Plan on October 1, 2021, the undersigned Registrant hereby removes and withdraws from registration all securities (including plan interests) registered pursuant to this Registration Statement that remain unissued.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, and Rule 478, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on February 10, 2022.

CHEVRON CORPORATION

By:	/s/ Mary A. Francis
Name:	Mary A. Francis
Title:	Corporate Secretary and Chief Governance Officer

The Plan. Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on this 10th day of February, 2022.

NOBLE ENERGY, INC. 401(K) PLAN

By:	/s/ Kari H. Endries
Name:	Kari H. Endries
Title:	Vice President and Secretary